UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934

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FOREST LABORATORIES, INC.

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May 31, 2012

To All Employees,

Yesterday, investor Carl Icahn and his affiliates filed a Form 13D with the U.S. Securities and Exchange Commission, publicly disclosing that he plans to nominate a group of candidates for election to Forest’s Board of Directors at our 2012 Annual Meeting, which we expect will be held in August.  We are disappointed and puzzled that Mr. Icahn’s first attempt to engage with our company since last year’s annual meeting was through the threat of another proxy contest.

Mr. Icahn has not yet identified the individuals that he plans to nominate, other than Dr. Eric Ende.  Some of you may recall that Dr. Ende was one of the four nominees Mr. Icahn put forth last year, none of whom were elected to our board.  Mr. Icahn also has not specified how many individuals he plans to nominate this year, although he has stated that he intends to run a slate that would constitute a minority of our ten-member board if elected.

Most importantly, Forest has continued to perform very well, thanks in large part to good work by all of you. In March, we completed a very successful fiscal year in which we further progressed our late stage R&D pipeline through the FDA, launched Daliresp and Viibryd, our two new primary care products, and reported solid financial performance as we managed through expected patent expiration issues.

Last year as you will recall, Mr. Icahn was critical of Forest Labs in the press as he pursued his proxy contest.  He may make similar comments this year as we get closer to the 2012 Annual Meeting.  His criticisms are typical for someone looking to garner media and investor attention in a proxy contest.  I urge you not to be distracted by them.  The best thing you can do is to stay focused on your responsibilities.  As always, any media or shareholder inquiries should be directed to Frank Murdolo at (212) 224-6714.

Thank you again for your hard work and dedication to Forest.

Sincerely,

/s/ Howard Solomon

Howard Solomon

Chairman, Chief Executive Officer and President

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Forward-Looking Information

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting.  Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders.  FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company's website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting.  Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.